Exhibit 99.1

949 South Coast Drive, Third Floor
Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC

For more information contact	Equal Housing Lender
Curt Christianssen, Chief Financial Officer, 714-438-2500
Pacific Mercantile Bancorp Appoints Denis Kalscheur as Chairman of the Board of Directors
COSTA MESA, Calif., May 21, 2020 (Globenewswire) - Pacific Mercantile Bancorp (Nasdaq: PMBC, the “Company”), the holding company of Pacific Mercantile Bank (the “Bank”), a wholly owned banking subsidiary, today announced the appointment of Denis P. Kalscheur as Chairman of the Board of Directors of Pacific Mercantile Bancorp and the Bank. Mr. Kalscheur succeeds Edward J. Carpenter, who retired from the Company’s Board of Directors after having served as Chairman since 2012.
Mr. Kalscheur has been a member of the Company’s Board of Directors since February 2015 and has served on the Audit Committee, the Credit Policy Committee, the Human Resources and Compensation Committee, and the Nominating and Governance Committee. Mr. Kalscheur will continue to serve on an interim basis as the Chairman of the Audit Committee.
“On behalf of the entire Board of Directors, we would like to thank Ed Carpenter for his many years of board leadership and significant contributions to the Company,” said Mr. Kalscheur. “I am honored to succeed Ed as Chairman of the Board and help guide Pacific Mercantile Bancorp in the coming years. We have continued to build a strong, diverse Board over the past several years that brings valuable insight, new perspectives, and exceptional experience across a variety of industries. We look forward to working with our senior management team to build the Pacific Mercantile franchise and create value for our shareholders.”
About Denis Kalscheur
Since April 2020, Mr. Kalscheur has served as an advisory director for the Board of Directors of ORIX Corporation USA, the wholly-owned privately held subsidiary of ORIX Corporation, including serving as Chairman of its Audit Committee. From January 2017 to November 2018, he served as a member of the Board of Directors for Avolon Holdings Limited, the third largest commercial jet aircraft leasing company in the world. From January 2016 to January 2017, Mr. Kalscheur served as Vice Chairman of Aviation Capital Group (“ACG”), a global commercial jet aircraft leasing firm and wholly-owned subsidiary of Pacific Life, a Fortune 500 life insurance enterprise. He served as ACG’s CEO and a member of ACG's Board of Directors from January 2013 to December 2016.
Mr. Kalscheur served as SVP and Treasurer of Pacific Life from 2010 through 2012. Mr. Kalscheur also had significant board roles with College Savings Bank, a New Jersey chartered savings bank and wholly owned subsidiary of Pacific Life, including serving as a Director (2002-2012), Audit Committee Chairman (2003-2007) and Chairman of the Board (2010-2012).
Prior to joining Pacific Life, Mr. Kalscheur was a senior insurtech executive and held a number of executive officer roles in the airline and aerospace industry. He served as President and CEO of Elsinore Aerospace, a global aviation engineering and certification, maintenance, modification and quality management company. He served as CFO of U.S. passenger airline AirCal and its parent, ACI Holdings. Mr. Kalscheur also served as VP and Treasurer of Tiger International, a global diversified transportation company and its wholly owned subsidiary, The Flying Tiger Line, a global cargo airline. He began his career in commercial banking as a corporate banking officer of both First Wisconsin National Bank and Continental Illinois National Bank and Trust Company of Chicago.

Exhibit 99.1

Mr. Kalscheur graduated with an MBA and BBA in finance, investments and banking from the University of Wisconsin-Madison where he is an emeritus member of the Dean's Advisory Board.

About Pacific Mercantile Bancorp
Pacific Mercantile Bancorp (Nasdaq: PMBC) is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients. The Bank is headquartered in Orange County and operates a total of seven offices in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. The Bank offers tailored flexible solutions for its clients including an array of loan and deposit products, sophisticated cash management services, and comprehensive online banking services accessible at www.pmbank.com.

Forward-Looking Information
This news release contains statements regarding our expectations, beliefs and views about our future financial performance and our business, trends and expectations regarding the markets in which we operate, and our future plans, including the credit exposure of certain loan products and other components of our business that could be impacted by the COVID-19 pandemic. Those statements, which include the quotation from management, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. Forward-looking statements are based on current information available to us and our assumptions about future events over which we do not have control. Moreover, our business and our markets are subject to a number of risks and uncertainties which could cause our actual financial performance in the future, and the future performance of our markets (which can affect both our financial performance and the market prices of our shares), to differ, possibly materially, from our expectations as set forth in the forward-looking statements contained in this news release.
In addition to the risk of incurring loan losses, which is an inherent risk of the banking business, these risks and uncertainties include, but are not limited to, the following: deteriorating economic conditions and macroeconomic factors such as unemployment rates and the volume of bankruptcies, as well as changes in monetary, fiscal or tax policy to address the impact of COVID-19, any of which could cause us to incur additional loan losses and adversely affect our results of operations in the future; the risk that the credit quality of our borrowers declines; potential declines in the value of the collateral for secured loans; the risk that steps we have taken to strengthen our overall credit administration are not effective; the risk that our interest margins and, therefore, our net interest income will be adversely affected by changes in prevailing interest rates; the risk that we will not succeed in further reducing our remaining nonperforming assets, in which event we would face the prospect of further loan charge-offs and write-downs of other real estate owned and would continue to incur expenses associated with the management and disposition of those assets; the risk that we will not be able to manage our interest rate risks effectively, in which event our operating results could be harmed; the prospect that government regulation of banking and other financial services organizations will increase, causing our costs of doing business to increase and restricting our ability to take advantage of business and growth opportunities; the risk that our efforts to develop a robust commercial banking platform may not succeed; and the risk that we may be unable to realize our expected level of increasing deposit inflows. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. Readers of this news release are encouraged to review the additional information regarding these and other risks and uncertainties to which our business is subject that are contained in our Annual Report on Form 10-K for the year ended December 31, 2019 which is on file with the Securities and Exchange Commission (the “SEC”). Additional information will be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which we expect to file with the SEC during the second quarter of 2020, and readers of this release are urged to review the additional information that will be contained in that report.
Due to these and other risks and uncertainties to which our business is subject, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future financial performance based solely on our historical financial performance. We disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law.